Peterson Sullivan llp

CERTIFIED PUBLIC ACCOUNTANTS	Tel 206.382.7777 • Fax 206.382.7700
601 UNION STREET SUITE 2300	www.pscpa.com
SEATTLE WASHINGTON 98101

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-109449) of Janus Resources, Inc. of our report dated March 30, 2011, on our audits of the balance sheets of Janus Resources, Inc. as of December 31, 2010 and 2009, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington
March 30, 2011